Dechert Price & Rhoads
1775 Eye Street, N.W.
Washington, D.C.  20006
Telephone:  202-261-3300

                                October 19, 1999

E*TRADE Funds
4500 Bohannon Drive
Menlo Park, CA  94025

      Re:   E*TRADE Funds
            Post-Effective Amendment No. 10 to the
            Registration Statement on Form N-1A
            (Registration Nos.: 333-66807, 811-09093)

Dear Sirs:

      We have acted as counsel for E*TRADE Funds (the "Fund"), a business trust organized and validly existing under the laws of the State of Delaware, in connection with the above-referenced Registration Statement relating to the issuance and sale by the Fund of an indefinite number of its shares of beneficial interest under the Securities Act of 1933, as amended and under the Investment Company Act of 1940, as amended. We have examined such governmental and corporate certificates and records as we deemed necessary to render this opinion and we are familiar with the Fund's Certificate of Trust, Trust Instrument and its Bylaws.

      Based upon the foregoing, we are of the opinion that the shares proposed to be sold pursuant to the Fund's Post-Effective Amendment No. 10 Registration Statement, when paid for as contemplated in the Fund's Registration Statement, will be legally and validly issued, fully paid and non-assessable. We hereby consent to the filing of this opinion as an exhibit to Post-Effective Amendment No. 10 to the Fund's Registration Statement on Form N-1A, to be filed with the Securities and Exchange Commission, and to the use of our name in the Fund's Statement of Additional Information of the Fund's Registration Statement to be dated as of October 22, 1999, and in any revised or amended versions thereof under the caption "Legal Counsel." In giving such consent, however, we do not admit that we are within the category of persons whose consent is required by
Section 7 of the Securities Act of 1933, as amended, and the rules and regulations thereunder.

                                          Very truly yours,


                                          /s/
                                          -----------------------------------
                                          Dechert Price & Rhoads